BROADMARK ASSET MANAGEMENT LLC

                                Code of Ethics




I.   Scope

      It is intended that Broadmark's officers and employees will conduct their personal investment activities in such a manner as to place the interests of their clients first, to conduct such activities in accordance with this Code of Ethics, particularly so that those activities involving a possible conflict of interest will be avoided to prevent any impairment of a person's ability to be disinterested in making investment decisions, and that officers and employees will at all times use appropriate discretion with respect to information and opportunities that may arise by virtue of their position with Broadmark.

II.  Definitions

     A. "Access Person" shall mean any director, officer, or Advisory Person of the Advisor who, makes any recommendation or decision regarding the purchase or sale of a security by any client, or participates in the determination of such a recommendation or decision; who, in connection with his or her duties, obtains any information concerning such securities recommendations or decisions. "Access Person" will include investment officers of affiliates of the Advisor who attend meetings of the Advisor at which investment decisions are made or could be made.

     B.   "Act" shall mean the Investment Company Act of 1940.

     C.   "Advisory Person" of the Advisor shall mean:

          (1) Any employee of the Advisor who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any client, or whose functions relate to the making of any recommendations or decision with respect to such purchases or sales; and

          (2) Any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to any client of decisions with regard to the purchase or sale of a security for any client.

     D. "Beneficial Ownership" of securities by any person subject to this Code shall mean a direct or indirect pecuniary interest in the security. A "direct pecuniary interest" is the opportunity, directly or indirectly, to profit, or to share the profit, from a transaction. An "indirect pecuniary interest" is any non-direct financial interest, but is specifically defined in the Rules to include securities held by members of a person's immediate family sharing the same household; securities held by a partnership of which a person is a general partner; securities held by a trust to which a person is the settlor if the person can revoke the trust, or a beneficiary if the person has or shares investment control with the trustee; and equity securities which may be acquired upon exercise of any option other right, or through conversion.

     E. "Control" means the power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of an official position with such company; and includes a person who owns beneficially, either directly or through one or more controlled companies, 25% of the voting securities of the company.

     F.   "Exempt Security" means

          (1) Any security which Broadmark clients are not permitted to purchase under their investment objectives and policies.

          (2) Securities issued by the United States (i.e., United States Treasury securities), short-term debt securities which are "government securities", bankers acceptances, bank certificates of deposit, commercial paper, and shares of registered open end investment companies.

          (3) Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

          (4)  Securities   purchased  or  sold  in  a  transaction  which  is
               non-volitional on the part of the Access Person.

          (5)  Securities   acquired   as  part  of  an   automatic   dividend
               reinvestment plan.

          (6) Securities acquired upon the exercise of rights issued by an issuer prorata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired.

     G. "Immediate Family" of an Access Person includes a spouse, minor children, and adults living in the same household as the Access Person.

     H.   "Personal Account" of any person subject to this Code shall mean:

          (1)  Accounts as to which such person has beneficial ownership:

          (2) Accounts of any other individual or entity whose accounts are managed or controlled by or through such person (this term is deemed to include accounts of a spouse and members of the access person's immediate family living at home); and

          (3) Accounts of any other individual or entity to whom such person gives advice with regard to the acquisition or disposition of securities, other than any of the Funds; provided, however, that the term "personal account" shall not be construed in a manner that would impose a limitation or restriction upon the normal conduct of business by directors, officers, employees and affiliates of the advisor.

     I. "Purchase or Sale of a Security" shall include, among other things, the writing of an option to purchase or sell a security.

     J.   "SEC" means the Securities and Exchange Commission.

     K. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement. Any put, call, straddle or option, and in general any interest or instrument commonly known as a "security," except that is shall not include those securities identified in paragraph F (2) above.

     L. "Security held or to be acquired by any client" shall mean any security which, within the most recent 5 days:

          (1)  Is or has been held by any client, or

          (2) Is being or has been considered by the Advisor for purchase by any of the clients.

III. Standards of Conduct

     A. Conflict of Interest - General Rule. In any matter involving both the personal account of a person to whom this Code is applicable and securities held or to be acquired by any client of the Advisor, the person subject to this Code shall resolve any known or reasonably-to-be-anticipated conflict of interest in favor of the client. All investments or investment practices involving a possible conflict of interest shall be avoided in order to prevent any impairment of an Access Person's ability to be disinterested in making investment decisions and any use of information as to possible actions being or to be recommended to any client for the benefit of a personal account. It is anticipated that because of the breadth of our clients' portfolios, many types of investments will be under regular consideration.

          In connection with the direct or indirect purchase or sale of a security held or to be acquired by any client of the Advisor for a personal account, no person to whom this Code is applicable shall:

          (1)  Employ any device, scheme or artifice to defraud any client;

          (2) Make to any client any untrue statement of a material fact or omit to state to any client material facts necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

          (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client; or

          (4)  Engage in any manipulative practice with respect to any client.

     B.   Policies Regarding Personal Securities Transactions

          (1) Access Persons may not acquire any securities in an initial public offering.

          (2) Access Persons must obtain prior approval of any acquisition of securities in a private placement. Prior approval in this instance will consider, among other things, whether the investment opportunity should be reserved for a client, and whether the opportunity is being offered to an individual by virtue of his or her position with the Advisor. In the event that such prior approval is granted, Access Persons must disclose the investment when they play a part in any subsequent consideration of an investment by the Advisor, or either of them, in the issuer. In such subsequent consideration of an investment in the issuer, a decision to purchase the security will be separately reviewed by investment personnel with no personal interest in the issuer.

          (3) Access Persons shall not execute a securities transaction in their personal accounts on a day during which there is a pending "buy" or "sell" order for a client in that same security until such order is executed or withdrawn.

          (4) Access Persons shall refrain from accepting gifts or other things of more than de minimis value from any person or entity that does business with or on behalf of a client or the Advisor. This is not meant to preclude such events as normal meetings with brokers, hosted by them, which the Access Person believes will benefit the client or the Advisor.

          (5) Access Persons should not serve on the boards of directors of publicly traded companies without prior authorization which will include a determination that such service would not be inconsistent with the interests of clients of the Advisor. In any such case where service as a director is approved, such Access Person shall not make investment decision with respect to securities issued by such corporation.

     C.   Requirements Intended to ensure Compliance

          (1) Access Persons shall receive prior approval from a Senior Portfolio Manager to execute any personal trade in a non-exempt security. Such "pre-clearance" shall remain valid during the business day on which the approval was issued and shall be evidenced by written consent (Exhibit "A"). If the trade is not executed within such 24-hour period, approval must be re-obtained prior to such execution.

          (2) All Access Persons shall direct their personal account brokers to supply to the Compliance Department of Broadmark, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of the periodic statements for all securities accounts.

          (3) A list of all prior approvals for trades in personal accounts (Exhibit "A") will be maintained by the Compliance Department at Broadmark and will be matched against duplicate broker confirmations and monthly statements.

          (4)  All new Access Persons shall  disclose all personal  securities
               holdings  to  the  Compliance   Officer  upon  commencement  of
               employment with Broadmark.

          (5) On an annual basis, all Access Persons shall certify that they have read and understand this Code of Ethics and recognize that they are subject hereto. Further, Access Persons shall certify annually that they have complied with the requirement of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

               The Compliance Officer or his designate shall keep a list of all Access Persons required to report such personal securities transactions, and shall maintain such list along with the reports and will make the same available for inspection by the SEC staff, to the extent required by law. Personal securities transactions shall be reported to the Compliance Officer on a form substantially the same as that in Exhibit "A" to this Code. The annual certification of compliance with this Code of Ethics shall be made on a form substantially the same as that in Exhibit "B" to this Code.

IV.  Sanctions

     Violation of this Code or any section hereof shall be grounds for discipline, including immediate termination. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the CEO of the Advisor.

V.   Interpretations and Exceptions

     Any questions regarding the applicability, meaning or administration of the Code shall be referred by the person concerned in advance of any contemplated transaction to the Compliance Officer. Exemptions may be granted by said officer if it reasonably appears that the obligation of the person involved pursuant to this Code of Ethics is not compromised.

VI.  Acceptance

     Each person to whom this Code is applicable shall receive a copy of same. Any amendment to this Code shall be similarly furnished to each person to whom it applies. Acceptance of a copy of the Code implies an acknowledgement of the duty to abide by it.


VII. Records

     This Code, a copy of each report by an access person, any report hereunder to the CEO of the Advisor, and lists of all persons required to make such reports shall be preserved with the Advisor's records for at least five years.

                                  EXHIBIT "A"

                        Broadmark Asset Management LLC

                 PERSONAL SECURITIES TRANSACTION APPROVAL FORM


I understand that I must obtain prior approval from a Senior Portfolio Manager to execute any personal trade in a non-exempt security, and that such "pre-clearance" shall remain valid during the business day on which the approval was issued. I understand that I am required to submit this form to the Compliance Officer after obtaining written approval from a Senior PM.

I wish to pre-clear the following securities transactions for today.

Name of Security     B/S        Quantity     Price     Broker    A/C #, Name
& Identifier         BC/SS




Submitted by (Employee):


--------------------------                      --------------------
  Signature/Print Name                          Date




Approved by (Portfolio Manager):



--------------------------                      --------------------
  Signature/Print Name                          Date

                                  EXHIBIT "B"

                         STATEMENT RE: CODE OF ETHICS


The Undersigned hereby certifies that he or she has received, understands, and will abide by the Code of Ethics, as the same may be from time to time amended, and that he or she knows that failure to so abide may constitute a violation of federal and/or state securities laws and regulations which may subject him or her to civil liabilities and/or criminal penalties. The Undersigned acknowledges that failure to observe the provisions of said Code shall be a basis for any appropriate sanction, including dismissal.

The Undersigned hereby certifies that, to the best of his or her knowledge and belief, the Undersigned, is currently, and has been in compliance with the Code of Ethics. Additionally, the undersigned certifies that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.





      Date:                       Signature/Name:
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